Exhibit 99.2
CT Communications, Inc.
Supplemental Information
Fourth Quarter 2005

ILEC	4Q 2005	4Q 2004	% Change

Cap Ex as a % of Revenue	11.4%	27.9%
Business Access Lines	28,263	28,710	(1.6%)
Residential Access Lines	81,854	84,206	(2.8%)
Gross Adds	2,656	2,588	2.6%
Disconnects	3,582	3,400	5.4%
Net Adds (Losses)	(926)	(812)	(14.0%)
Monthly Churn Rate	1.1%	1.0%
Long Distance Penetration	77.1%	75.1%
DSL Penetration of ILEC Lines	15.5%	10.9%

Wireless	4Q 2005	4Q 2004	% Change

Cap Ex as a % of Revenue	5.5%	3.6%
Gross Adds	3,284	4,458	(26.3%)
Disconnects	2,431	2,474	(1.7%)
Net Adds / (Losses)	853	1,984	(57.0%)
Monthly Churn Rate	1.8%	2.0%
Subscriber ARPU	$41.20	$41.71	(1.2%)
Cell Sites	85	80	6.3%

CLEC	4Q 2005	4Q 2004	% Change

Cap Ex as a % of Revenue	10.6%	5.4%
T-1/PRI Facility Based Lines	18,924	17,458	8.4%
B-1/R-1 Facility Based Lines	7,765	8,271	(6.1%)
Resale and UNE-P Lines	5,857	5,989	(2.2%)
Gross Adds	1,496	1,440	3.9%
Disconnects	803	916	(12.3%)
Net Adds (Losses)	693	524	32.3%
Monthly Churn Rate	0.8%	1.0%
CLEC LD Lines	20,948	19,997	4.8%
Out of Area LD Only Lines	3,989	3,726	7.1%
LD Penetration of CLEC Lines	64.4%	63.0%

Greenfield	4Q 2005	4Q 2004	% Change

Cap Ex as a % of Revenue	87.8%	97.1%
Business Lines	4,862	4,297	13.1%
Residential Lines	10,067	8,678	16.0%
Gross Adds	1,399	1,419	(1.4%)
Disconnects	857	728	17.7%
Net Adds / (Losses)	542	691	(21.6%)
Monthly Churn Rate	1.9%	1.9%
Greenfield LD Lines	8,603	6,877	25.1%
LD Penetration of Grfld. Lines	57.6%	53.0%
DSL Penetration of Grfld. Lines	15.9%	12.2%

Internet & Data	4Q 2005	4Q 2004	% Change

Cap Ex as a % of Revenue	9.0%	10.9%
DSL Gross Adds	2,567	2,071	23.9%
DSL Disconnects	981	661	48.4%
DSL Net Adds (Losses)	1,586	1,410	12.5%
Dial-Up Gross Adds	312	586	(46.8%)
Dial-Up Disconnects	987	1,231	(19.8%)
Dial-Up Net Adds (Losses)	(675)	(645)	(4.7%)
High Speed Gross Adds	74	72	2.8%
High Speed Disconnects	30	27	11.1%
High Speed Net Adds (Losses)	44	45	(2.2%)

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